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                                                                  EXHIBIT (A)(5)
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                           FORM OF LETTER TO CLIENTS

                           OFFER TO PURCHASE FOR CASH

              UP TO 35% OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                McM CORPORATION
                                       AT

                              $3.65 NET PER SHARE

                                       BY

                         IAT REINSURANCE SYNDICATE LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                   July 23, 1998

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated July 23, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by IAT Reinsurance Syndicate Ltd., a Bermuda corporation ("Purchaser"), to purchase up to 35% of the issued and outstanding shares of common stock, par value $1.00 per share (the "Shares"), of McM Corporation, a North Carolina corporation (the "Company"), at a price of $3.65 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Offer and Rights Agreement, dated as of July 16, 1998, between Purchaser and the Company (the "Offer and Rights Agreement"). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to Wachovia Bank, N.A. (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $3.65 per Share, net to the seller in cash without interest.

          2. The Offer is being made for up to 35% of the outstanding Shares. If more than 35% of the issued and outstanding Shares are validly tendered at or prior to the Expiration Date (as defined in the Offer to Purchase), and not withdrawn, Purchaser will, upon the terms and subject to the conditions of the Offer, accept for payment and pay for 35% of the then issued and outstanding Shares on a pro rata basis (with
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     adjustments to avoid purchases of fractional Shares), according to the number of Shares properly tendered by each shareholder at or prior to the Expiration Date and not withdrawn. The McMillen Trust, which currently holds approximately 65% of the Shares, has agreed with Purchaser not to tender any of its Shares into the Offer. Accordingly, it is not anticipated that more than 35% of the outstanding Shares will be tendered or that proration will be required.

          3. The Board of Directors of the Company has unanimously approved the Offer and the Offer and Rights Agreement (as defined in the Offer to Purchase), has determined that the Offer and the Offer and Rights Agreement is fair to, and in the best interests of, the Company and the Company's shareholders and recommends that holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, August 21, 1998, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would represent at least 32% of the voting power of the Shares outstanding on a fully diluted basis at the expiration of the Offer, (ii) approval by the Court of Chancery of the State of Delaware of the Trust Purchase Agreement (as defined in the Offer to Purchase), (iii) approval of the Offer and the Related Transactions (as defined in the Offer to Purchase) by the Commissioners of Insurance in the States of North Carolina and California, (iv) any waiting period under the HSR Act (as defined in the Offer to Purchase) applicable to the purchase of Shares pursuant to the Offer having expired or having been terminated and (v) the satisfaction of certain other terms and conditions contained in the Offer to Purchase.

          6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made only by the Offer to Purchase and the related Letter of Transmittal and is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions where securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE

        FOR CASH OF UP TO 35% OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                McM CORPORATION

                                       BY
                         IAT REINSURANCE SYNDICATE LTD.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 23, 1998, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by IAT Reinsurance Syndicate Ltd., a Bermuda corporation, to purchase up to 35% of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of McM Corporation, a North Carolina corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to Be Tendered*                      Shares
                                 --------------------
Date:
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                                   SIGN HERE

Signature(s)
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(Print Name(s))
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(Print Address(es))
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(Area Code and Telephone Number(s))
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(Taxpayer Identification or Social Security Number(s))
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.